EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2015 RESULTS

FOURTH QUARTER 2015 RESULTS

•	Funds from Operations of $.94 Per Share Compared to $.91 Per Share for the Same Quarter Last Year, an Increase of 3.3% Per Share

•	Same Property Net Operating Income (PNOI) Growth:

◦	GAAP – 0.9%

◦	GAAP Without Termination Fees – 1.9%

◦	Without Straight-Line Rent Adjustments – 0.5%

◦	Without Straight-Line Rent Adjustments and Termination Fees – 2.0%

•	97.2% Leased, 96.1% Occupied as of December 31, 2015; Average Occupancy of 95.7% for the Quarter

•	GAAP Rental Rates on New and Renewal Leases Increased an Average of 13.3%

•	Acquired Two Operating Properties (335,000 Square Feet) in Austin for $31.6 Million and 7.8 Acres of Development Land in Mesa, Arizona for $1.3 Million

•	Started Construction on One New Development Project (135,000 Square Feet) and One Redevelopment Project (124,000 Square Feet) With Projected Total Costs of $13 Million

•	Development Program Consisted of 14 Projects (1.7 Million Square Feet) at December 31, 2015 With a Projected Total Investment of $114 Million

•	Paid 144th Consecutive Quarterly Cash Dividend – $.60 Per Share

YEAR 2015 RESULTS

•	Funds from Operations of $3.67 Per Share Compared to $3.47 Per Share for 2014, an Increase of 5.8% Per Share

•	Same PNOI Growth:

◦	GAAP – 2.0%

◦	GAAP Without Termination Fees – 2.7%

◦	Without Straight-Line Rent Adjustments – 2.4%

◦	Without Straight-Line Rent Adjustments and Termination Fees – 3.4%

•	Average Occupancy of 96.0% for the Year

•	GAAP Rental Rates on New and Renewal Leases Increased an Average of 11.9%

•	Acquired Two Operating Properties (335,000 Square Feet) and Development Land (113 Acres) for $51 Million

•	Started Construction on Ten New Development Projects and One Redevelopment Project (1,283,000 Square Feet) With a Projected Total Investment of $87 Million

•	Transferred 17 Development Projects (1,419,000 Square Feet and Collectively 96% Leased) to the Real Estate Portfolio

•	Expanded Borrowing Capacity of Unsecured Bank Credit Facilities to $335 Million

JACKSON, MISSISSIPPI, February 1, 2016 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and twelve months ended December 31, 2015.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, "During the fourth quarter, we continued our steady growth in funds from operations with a 3.3% increase in FFO per share as compared to the same quarter last year. For the full year 2015, FFO per share grew 5.8% as compared to 2014. We have now achieved FFO per share increases as compared to the previous year's quarter in eighteen of the last nineteen quarters and year-to-year increases for the past five years. In addition, 2015 FFO per share is the highest in EastGroup's history.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

"Quarter-end occupancy was 96.1% which was our tenth consecutive quarter of 95% or above which basically represents stabilized full occupancy for a multi-tenant industrial company. This occupancy and positive rent spreads generated positive same property net operating income growth with and without straight-line rent adjustments. This is further significant given a material decline in lease termination fees versus 2014.

"During 2016, we plan to prudently recycle capital and start new developments which will further geographically diversify our portfolio by year-end. Towards that end, we are pleased to see forecasted annual development starts remain consistent with prior years at roughly $100 million. Our development program has been a great creator of value for our shareholders."

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2015, funds from operations (FFO) attributable to common stockholders were $.94 per share compared to $.91 per share for the same quarter of 2014, an increase of 3.3%. Property net operating income (PNOI) increased by $1,886,000, or 4.6%, during the quarter ended December 31, 2015, compared to the same period of 2014. PNOI increased $1,204,000 from newly developed properties, $560,000 from 2014 and 2015 acquisitions and $345,000 from same property operations; PNOI decreased $160,000 from properties sold in 2014 and 2015 and $75,000 from a property undergoing redevelopment.

Same PNOI increased 0.9% for the quarter ended December 31, 2015, compared to the same quarter in 2014; excluding termination fees in both periods, same PNOI increased 1.9% for the quarter. Without straight-line rent adjustments, same PNOI increased 0.5%; excluding termination fees in both periods, same PNOI without straight-line rent adjustments increased 2.0% for the quarter. Rental rates on new and renewal leases (5.7% of total square footage) increased an average of 13.3% for the quarter; rental rates increased 4.8% without straight-line rent adjustments.

For the year ended December 31, 2015, FFO was $3.67 per share compared to $3.47 per share for 2014, an increase of 5.8% per share. PNOI increased by $10,657,000, or 6.8%, during the year ended December 31, 2015, compared to 2014. PNOI increased by $6,321,000 from newly developed properties, $3,030,000 from same property operations and $2,607,000 from 2014 and 2015 acquisitions; PNOI decreased $1,266,000 from properties sold in 2014 and 2015 and $68,000 from a property undergoing redevelopment.

Same PNOI increased by 2.0% for the year ended December 31, 2015, compared to 2014; excluding termination fees in both periods, same PNOI increased 2.7%. Without straight-line rent adjustments, same PNOI increased 2.4%; excluding termination fees in both periods, same PNOI without straight-line rent adjustments increased 3.4%. Rental rates on new and renewal leases (22.5% of total square footage) increased an average of 11.9% for the year; rental rates increased 3.8% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.35 and $1.49 for the three and twelve months ended December 31, 2015, respectively, compared to $.40 and $1.52 for the same periods of 2014. EPS for the three months ended December 31, 2015, did not include any gains on sales; EPS for the same quarter of 2014 included gains on sales of real estate investments of $1,676,000 ($.05 per share). EPS for the year ended December 31, 2015, included gains on sales of land and real estate investments of $3,026,000 ($.09 per share); EPS for 2014 included gains on sales of $9,286,000 ($.30 per share).

PROPERTY ACQUISITIONS AND SALES
In October, the Company acquired two operating properties in Austin in separate transactions as part of Section 1031 reverse exchange transactions. Southpark Corporate Center contains two multi-tenant business distribution buildings totaling 176,000 square feet and is currently 100% leased to six customers. The property, which was purchased for $19.3 million, is located in the city's southeast airport submarket. Springdale Business Center was purchased for $12.3 million and contains two multi-tenant business distribution buildings totaling 159,000 square feet. The property, which is located along the dividing line of the city's east and northeast submarkets, is currently 100% leased to eight customers.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EastGroup is under contract to sell its Northwest Point Distribution and Service Centers in Houston.  The sale of the properties, which contain 232,000 square feet, is expected to close in February, generating gross sales proceeds of approximately $15.6 million.  The Company expects to record a gain on sale in first quarter which will not be included in FFO.

DEVELOPMENT

In October, EastGroup acquired 7.8 acres of development land in close proximity to the Falcon Field Airport in Mesa, Arizona for $1.3 million. The site is expected to accommodate the future development of a 96,000 square foot business distribution building to be named Falcon Field Business Center.

EastGroup began construction of two development projects during the fourth quarter of 2015: Alamo Ridge III, a 100% pre-leased, 135,000 square foot business distribution building in San Antonio, and South 35th Avenue, a 124,000 square foot redevelopment project in Phoenix.

During 2015, the Company initiated construction of 11 development projects containing 1,283,000 square feet. The developments are detailed in the table below.

Development Properties Started in 2015	Size	Actual or Anticipated Conversion Date	Projected Total Costs
	(Square feet)		(In thousands)

World Houston 42, Houston, TX	94,000	07/2015	$5,700
Oak Creek VIII, Tampa, FL	108,000	12/2015	7,500
Horizon IV, Orlando, FL	123,000	12/2015	10,200
West Road IV, Houston, TX	65,000	08/2016	5,400
Kyrene 202 VI, Phoenix, AZ	123,000	09/2016	9,500
Alamo Ridge III, San Antonio, TX	135,000	10/2016	12,200
South 35th Avenue (Redevelopment), Phoenix, AZ	124,000	01/2017	1,200
Eisenhauer Point 1 & 2, San Antonio, TX	201,000	02/2017	13,500
Horizon III, Orlando, FL	109,000	02/2017	7,800
Ten Sky Harbor, Phoenix, AZ	64,000	03/2017	6,000
Steele Creek VI, Charlotte, NC	137,000	05/2017	7,600
Total Development Properties Started	1,283,000		$86,600

At December 31, 2015, EastGroup’s development program consisted of 14 projects (1,665,000 square feet), eight of which were started in 2015 and six in 2014. The projects, which were collectively 33% leased as of January 29, 2016, have a projected total cost of $114 million with approximately $34 million remaining to be invested as of year-end.

During 2015, EastGroup transferred (at the earlier of 80% occupied or one year after completion) 17 development properties to the real estate portfolio as detailed in the table below.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Development Properties Transferred to Real Estate Portfolio in 2015	Size	Conversion Date	Cumulative Cost as of 12/31/15	Percent Leased as of 1/29/16
	(Square feet)		(In thousands)

Horizon I, Orlando, FL	109,000	02/2015	$7,454	100%
Kyrene 202 II, Phoenix, AZ	45,000	02/2015	3,800	100%
Steele Creek II, Charlotte, NC	71,000	03/2015	5,398	100%
Steele Creek III, Charlotte, NC	108,000	02/2015	7,860	88%
World Houston 39, Houston, TX	94,000	06/2015	5,819	100%
Horizon II, Orlando, FL	123,000	09/2015	8,225	100%
World Houston 41, Houston, TX	104,000	08/2015	6,603	100%
World Houston 42, Houston, TX	94,000	07/2015	5,383	100%
Horizon IV, Orlando, FL	123,000	12/2015	9,227	100%
Kyrene 202 I, Phoenix, AZ	75,000	11/2015	6,431	100%
Oak Creek VIII, Tampa, FL	108,000	12/2015	7,031	100%
Rampart IV, Denver, CO	84,000	11/2015	8,507	82%
Sky Harbor 6, Phoenix, AZ	31,000	10/2015	2,983	100%
Steele Creek IV, Charlotte, NC	57,000	12/2015	4,610	100%
Ten West Crossing 6, Houston, TX	64,000	10/2015	4,753	64%
Thousand Oaks 4, San Antonio, TX	66,000	10/2015	4,706	100%
West Road I, Houston, TX	63,000	10/2015	4,945	100%
Total Properties Transferred	1,419,000		$103,735	96%

DIVIDENDS

EastGroup paid cash dividends of $.60 per share in the fourth quarter of 2015, which was the Company’s 144th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 23 consecutive years and increased it 20 years during that period. The Company has also increased the dividend in each of the last four years.  The Company’s payout ratio of dividends to FFO was 64% for the year.  The annualized dividend rate of $2.40 per share yielded 4.5% on the closing stock price of $53.39 on January 29, 2016.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 36.4% at December 31, 2015.  For the fourth quarter, the Company had both interest and fixed charge coverage ratios of 4.4x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.5x. For the year, EastGroup had both interest and fixed charge coverage ratios of 4.4x and a debt to EBITDA ratio of 6.7x.

Total debt at December 31, 2015 was $1,032.2 million comprised of $530.0 million of unsecured debt, $351.4 million of secured debt, and $150.8 million of unsecured bank credit facilities.

In October, EastGroup issued $75 million of senior unsecured private placement notes with two insurance companies. The 10-year notes have a weighted average interest rate of 3.98% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In November, the Company repaid (with no penalty) a mortgage loan with a balance of $24.4 million, an interest rate of 4.98% and an original maturity date of December 5, 2015. The loan was collateralized by five properties containing 751,000 square feet.

During 2015, EastGroup issued and sold 106,751 shares of common stock under its continuous equity program at an average price of $60.26 per share with net proceeds to the Company of $6.2 million.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2016

FFO per share attributable to common stockholders for 2016 is estimated to be in the range of $3.93 to $4.03. EPS for 2016 is estimated to be in the range of $1.62 to $1.72.  The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2016	Y/E 2016	Q1 2016	Y/E 2016
	(In thousands, except per share data)

Net income attributable to common stockholders	$10,258	52,378	10,904	55,612
Depreciation and amortization	18,840	74,857	18,840	74,857
Funds from operations attributable to common stockholders	$29,098	127,235	29,744	130,469

Diluted shares	32,292	32,348	32,292	32,348

Per share data (diluted):
Net income attributable to common stockholders	$0.32	1.62	0.34	1.72
Funds from operations attributable to common stockholders	$0.90	3.93	0.92	4.03

The following assumptions were used for the mid-point:

Metrics	Initial Guidance for Q1 2016	Initial Guidance for Year 2016	Actual Year 2015 Results
FFO per share	$.91	$3.98	$3.67
FFO per share increase over prior year period	4.6%	8.5%	5.8%
Same Property Net Operating Income (PNOI) growth:
GAAP	2.5%	2.8%	2.0%
GAAP without termination fees	2.6%	2.7%	2.7%
Without straight-line rent adjustments	2.4%	2.8%	2.4%
Without straight-line rent adjustments and termination fees	2.4%	2.6%	3.4%
Average month-end occupancy	95.5%	95.6%	96.0%
Lease termination fee income (Actual fees for known early vacates)	$31,000	$401,000	$225,000
Bad debt expense (No known bad debts for 2016)	$280,000	$1,120,000	$747,000
Development starts:
Square feet	453,000 square feet	1.2 million square feet	1.3 million square feet
Projected total investment	$36.5 million	$95 million	$87 million
Operating property acquisitions	None	$50 million	$32 million
Operating property dispositions	$35 million	$85 million	$5 million
Average variable interest rate on unsecured bank credit facilities	1.4%	1.5%	1.4%
Unsecured debt closing in period	$65 million at 3.5%	$165 million total ($65 million in Q1 2016 at 3.5% and $100 million at 4.25% in Q3 2016)	$150 million at 3.5%
Common stock issuances	None	None	$6.2 million
General and administrative expense (2015 includes $2.5 million ($.08/share) of accelerated restricted stock vesting for the retiring CEO and for the various costs associated with the CEO succession)	$5.1 million	$12.8 million	$15.1 million

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Tuesday, February 2, 2016, at 11:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-877-876-9177 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Tuesday, February 2, 2016.  The telephone replay will be available until Tuesday, February 9, 2016, and can be accessed by dialing 1-800-757-4768.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Tuesday, February 9, 2016.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 36.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
REVENUES
Income from real estate operations	$60,996	57,232	234,918	219,706
Other income	23	9	90	123
	61,019	57,241	235,008	219,829
EXPENSES
Expenses from real estate operations	18,147	16,261	67,402	62,797
Depreciation and amortization	18,932	18,213	73,290	70,314
General and administrative	3,562	2,947	15,091	12,726
Acquisition costs	164	50	164	210
	40,805	37,471	155,947	146,047
OPERATING INCOME	20,214	19,770	79,061	73,782
OTHER INCOME (EXPENSE)
Interest expense	(8,886)	(8,821)	(34,666)	(35,486)
Gain on sales of real estate investments	—	1,676	2,903	9,188
Other	250	231	1,101	989
NET INCOME	11,578	12,856	48,399	48,473
Net income attributable to noncontrolling interest in joint ventures	(143)	(134)	(533)	(532)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	11,435	12,722	47,866	47,941
Other comprehensive income (loss) - cash flow hedges	3,454	(2,272)	(1,099)	(3,986)
TOTAL COMPREHENSIVE INCOME	$14,889	10,450	46,767	43,955
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.36	0.40	1.49	1.53
Weighted average shares outstanding	32,159	31,892	32,091	31,341
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.35	0.40	1.49	1.52
Weighted average shares outstanding	32,314	32,043	32,196	31,452

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

NET INCOME	$11,578	12,856	48,399	48,473
Interest income	(63)	(100)	(258)	(479)
Gain on sales of real estate investments	—	(1,676)	(2,903)	(9,188)
Company's share of interest expense from unconsolidated investment	—	29	—	242
Company's share of depreciation from unconsolidated investment	31	34	122	134
Other income	(23)	(9)	(90)	(123)
Gain on sales of non-operating real estate	—	—	(123)	(98)
Depreciation and amortization	18,932	18,213	73,290	70,314
Interest expense (1)	8,886	8,821	34,666	35,486
General and administrative expense (2)	3,562	2,947	15,091	12,726
Acquisition costs	164	50	164	210
Interest rate swap ineffectiveness	(5)	—	—	1
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(223)	(212)	(851)	(848)
PROPERTY NET OPERATING INCOME (PNOI)	$42,839	40,953	167,507	156,850
COMPONENTS OF PNOI:
PNOI from Same Properties	$40,674	40,329	153,517	150,487
PNOI from 2014 and 2015 Acquisitions	581	21	4,235	1,628
PNOI from 2014 and 2015 Development Properties	1,606	402	9,546	3,225
PNOI from 2015 Redevelopment	—	75	233	301
PNOI from 2014 and 2015 Dispositions	—	160	96	1,362
Other PNOI	(22)	(34)	(120)	(153)
TOTAL PNOI	$42,839	40,953	167,507	156,850
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$11,435	12,722	47,866	47,941
Depreciation and amortization	18,932	18,213	73,290	70,314
Company's share of depreciation from unconsolidated investment	31	34	122	134
Depreciation and amortization from noncontrolling interest	(53)	(51)	(206)	(204)
Gain on sales of real estate investments	—	(1,676)	(2,903)	(9,188)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$30,345	29,242	118,169	108,997
NET INCOME	$11,578	12,856	48,399	48,473
Interest expense (1)	8,886	8,821	34,666	35,486
Company's share of interest expense from unconsolidated investment	—	29	—	242
Depreciation and amortization	18,932	18,213	73,290	70,314
Company's share of depreciation from unconsolidated investment	31	34	122	134
Gain on sales of real estate investments	—	(1,676)	(2,903)	(9,188)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$39,427	38,277	153,574	145,461
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.35	0.40	1.49	1.52
Funds from operations (FFO) attributable to common stockholders	$0.94	0.91	3.67	3.47
Weighted average shares outstanding for EPS and FFO purposes	32,314	32,043	32,196	31,452

(1)  Net of capitalized interest of $1,354 and $1,260 for the three months ended December 31, 2015 and 2014, respectively; and $5,257 and $4,942 for the twelve months ended December 31, 2015 and 2014, respectively.

(2) Net of capitalized development costs of $1,202 and $963 for the three months ended December 31, 2015 and 2014, respectively; and $4,467 and $4,040 for the twelve months ended December 31, 2015 and 2014, respectively.